PROXY    This proxy is solicited by the Board of Directors of    PROXY


                     MARBLE FINANICAL CORPORATION
     Proxy for Special Meeting of Stockholders--November 27, 1995

      The undersigned hereby appoints Edward J. Grover and George B. Williams and either of them, proxies of the undersigned with full power of substitution, to vote all the shares of common stock of Marble Financial Corporation (the "Company") that the undersigned is entitled to vote, at the special meeting of stockholders of the Company to be held on November 27, 1995, and at any adjournments thereof.


                           Continued and to be signed on the other side

                                     I plan to attend the meeting. [  ]

1. Approvial of the Plan of Merger set forth as Annex 1 to the Agreement and Plan of Merger, dated as of June 20, 1995, by and among the Company, ALBANK Financial Corporation ("AFC") and ALBANK, FSB ("ALBANK"), pursuant to which (i) a newly-formed subsidiary of ALBANK will merge with and into the Company (the "Merger") and (ii) each share of Common Stock of the Company outstanding immediately prior to consummation of the Merger, other than shares held as treasury stock, shares held by stockholders who exercise dissenters' rights pursuant to the applicable provisions of the Vermont Business Corporation Act and certain shares held by ALBANK, will be converted into and represent the right to receive $18.00 in cash, without interest.

                       FOR     AGAINST     ABSTAIN
                       [  ]     [  ]         [  ]

2. In their discretion, on such other matters as may properly come before the meeting or adjournments thereof.

                                    This proxy will be voted as directed
                                    herein. IF NO DIRECTION IS GIVEN,
                                    THIS PROXY WILL BE VOTED FOR
                                    PROPOSAL 1. The undersigned hereby
                                    invokes proxies heretofore given by
                                    the undersigned to vote at the
                                    special meeting or any adjournments
                                    thereof.

                                    Dated:                       ,1995

                                    __________________________________

                                    __________________________________
                                              Signature(s)

                                    Please sign here personally. If the
                                    stock is registered in more than one
                                    name, each joint owner or fiduciary
                                    should sign personally. Duly
                                    authorized officers should sign for
                                    a corporation.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                     MARBLE FINANCIAL CORPORATION


                    Special Meeting of Stockholders
                          November 27, 1995
                              9:30 a.m.


                       College of St. Joseph
                          71 Clement Road
                          Rutland, Vermont